May 10, 2001


Office of the Chief Accountant
Attention: SECPS/Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549


Commissioners:

     We have read the attached statements made by Wowtown.com, Inc. (Commission File Number 0-26277), which we understand is filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 10, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,



Pricewaterhouse Coopers, LLP
Chartered Accountants
Vancouver, Canada